Exhibit 10.5(d)

ALIGOS THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

Stock Option Grant Notice

Aligos Therapeutics, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to the participant set forth below (“Participant”), an option (the “Option”) to purchase the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (this “Grant Notice”) and the Stock Option Agreement.

Participant:

Grant Date:

Vesting Start Date:

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to Option:

Expiration Date:

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Schedule:

[The Option shall vest and become exercisable as to 25% of the total number of Shares subject to the Option on the first anniversary of the Vesting Start Date and as to 1/48th of the total number of Shares subject to the Option on each monthly anniversary thereafter, so that all of the Shares subject to the Option shall be fully vested and exercisable on the fourth anniversary of the Vesting Start Date, subject to Participant not experiencing a Termination of Service through each such vesting date.]

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, the special provisions for Participant’s country of residence, if any, attached to this Stock Option Agreement as Exhibit A-1 (the “Non-U.S. Provisions”) and this Grant Notice. Participant has reviewed the Plan, the Stock Option Agreement, the Non-U.S. Provisions, if applicable, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Stock Option Agreement, the Non-U.S. Provisions, if applicable, and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

ALIGOS THERAPEUTICS, INC.:	PARTICIPANT:

By:	By:
Name:	Name:
Title:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

Stock Option Agreement

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Aligos Therapeutics, Inc. (the “Company”) has granted to Participant an Option under the Company’s 2018 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Grant Notice.

1.    General.

1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2    Incorporation of Terms of the Plan. The Option is subject to the terms and conditions of the Plan, the Non-U.S. Provisions, if applicable, and the Grant Notice, each of which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement or the Grant Notice and the Plan, the terms of the Plan shall control. If the Non-U.S. Provisions apply to Participant, in the event of a conflict between the terms of this Option Agreement, the Grant Notice or the Plan and the Non-U.S. Provisions, the terms of the Non-U.S. Provisions shall control.

1.3    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary of the Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Non-U.S. Provisions, if applicable, and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.    Period of Exercisability.

2.1    Vesting; Commencement of Exercisability.

(a)    Subject to Sections 2.1(b) and 2.3 below, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice (the “Vesting Schedule”).

(b)    Unless otherwise determined by the Administrator, any portion of the Option that has not become vested and exercisable on or prior to the date of Participant’s Termination of Service shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested or exercisable.

2.2    Duration of Exercisability. The installments provided for in the Vesting Schedule are cumulative. Each such installment which becomes vested and exercisable pursuant to the Vesting Schedule shall remain vested and exercisable until it becomes unexercisable under Section 2.3 below or pursuant to the terms of the Plan. Once the Option becomes unexercisable, it shall be forfeited immediately.

2.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The Expiration Date set forth in the Grant Notice;

(b)    The expiration of three months following the date of Participant’s Termination of Service, unless such Termination of Service occurs by reason of Participant’s death or Disability or for cause;

(c)    The expiration of one year following the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or

(d)    The date of Participant’s Termination of Service for cause.

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Service as an Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

2.4    Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are first exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.

3.    Exercise of Option.

3.1    Person Eligible to Exercise. Except as may be otherwise provided by the Administrator, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3.

3.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Administrator, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3 above:

(a)    An exercise notice in substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator) (the “Exercise Notice”) in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all Applicable Laws established by the Administrator;

(b)    Subject to Section 5.6 of the Plan:

(i)    Full payment (in cash or by check) for the Shares with respect to which the Option or portion thereof is exercised; or

(ii)    With the consent of the Administrator, by delivery of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(iii)    On and after the date the Company becomes a Publicly Listed Company, through the (A) delivery by Participant to the Company of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price or (B) delivery by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that payment is then made to the Company at such time as may be required by the Administrator; or

(iv)    With the consent of the Administrator, any other method of payment permitted under the terms of the Plan; or

(v)    Subject to any Applicable Laws, any combination of the consideration allowed under the foregoing paragraphs;

(c)    The receipt by the Company of full payment for any applicable withholding tax and/or social insurance contributions in cash or by check or in the form of consideration permitted by the Administrator, which, following the date the Company becomes a Publicly Listed Company shall include the method provided for in Section 5.6(a) of the Plan;

(d)    If the Company is a not a Publicly Listed Company, the Investment Representation Statement in the form attached as Exhibit B-1 to the Exercise Notice executed by Participant; and

(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 above by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.    Other Provisions.

4.1    Restrictive Legends and Stop-Transfer Orders.

(a)    Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)    The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

4.2    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent address for Participant shown in the Company’s records. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 4.2. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar foreign body).

4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4    Submission to Jurisdiction; Waiver of Jury Trial. By accepting this Option, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the state of California and of the United States of America, in each case located in the state of California, for any action arising out of or relating to the Plan and this Option (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail (or similar foreign equivalent) to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting this Option, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of Plan or the Option in the courts of the state of California or the United States of America, in each case located in the state of California, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting this Option, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or the Option.

4.5    Governing Law; Severability. This Agreement and the Exercise Notice shall be administered, interpreted and enforced under the laws of the state of California, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.6    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and foreign and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.8    Entire Agreement. The Plan, the Grant Notice, this Agreement (including all Exhibits hereto) and any written employment agreement (including an offer letter) between Participant and Participant’s employing or service entity providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, Participant’s employing or service entity and Participant with respect to the subject matter hereof.

4.9    Rules Particular To Specific Countries.

(a)    Generally. Participant shall, if required by the Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax Liability (as defined below), including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Participant. For purposes of this Section 4.9, “Tax Liability” shall mean any and all liability under applicable non-U.S. laws, rules, or regulations from any income tax, the Company’s (or a subsidiary’s) NICs, FBT, or similar liability under non-U.S. laws, and Participant’s NICs, FBT, or similar liability that are attributable to: (A) the grant or exercise of, or any other benefit derived by Participant from the Option; (B) the acquisition by Participant of the Shares on exercise of the Option; or (C) the disposal of any Shares acquired upon exercise of the Option.

(b)    Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its Subsidiaries from and against any Tax Liability.

4.10    Consent to Personal Data Processing and Transfer. By acceptance of this Option, Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its parents, its Subsidiaries and Participant’s employer (all together, the “Company Entities”), hold certain personal information, including Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in Participant’s country or elsewhere, which Participant separately and expressly consents to, accepting that outside Participant’s location, data protection laws may not be as protective as within. Such third parties are currently assisting the Company in the implementation, administration and management of the Plan. From time to time and without notice, the Company Entities may retain additional or different third parties for any of the purposes mentioned. Participant hereby authorizes the Company Entities and all such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Participant to a third party with whom Participant may have elected to have payment made pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local H.R. Director; however, withdrawing the consent may affect Participant’s ability to participate in the Plan and receive the benefits intended by this Option. Data will only be held as long as necessary to implement, administer and manage Participant’s participation in the Plan and any subsequent claims or rights.

If Participant resides in the UK or the European Union, the Company Entities will hold, collect and otherwise process certain data as set out in the applicable Company’s GDPR-compliant data privacy notice, which will be or has been provided to you separately. All personal data will be treated in accordance with applicable data protection laws and regulations.

4.11    Special Provisions for Options Granted to Participants Outside the U.S. If Participant performs services for the Company outside of the United States, this Option shall be subject to the special provisions, if any, for Participant’s country of residence, as set forth in the Non-U.S. Provisions. If Participant relocates to one of the countries included in the Non-U.S. Provisions during the life of this Option, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on this Option and the Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

4.12    Acknowledgment of Nature of Plan and Option. In accepting this Option, Participant acknowledges that:

(a)    for labor law purposes, the Option and the Shares subject to the Option are an extraordinary item that does not constitute wages of any kind for services of any kind rendered to the Company or to Participant’s service entity, and the award of the Option is outside the scope of Participant’s service contract, if any;

(b)    for labor law purposes, the Option and the Shares subject to the Option are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, its parent, or any subsidiary or affiliate of the Company;

(c)    the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(d)    neither the Option nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company or any subsidiary or affiliate;

(e)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(f)    if the underlying Shares do not increase in value, the Option will have no value; and

(g)    if Participant exercises the Option and acquires Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the exercise price of the Option.

* * * * *

EXHIBIT A-1

TO STOCK OPTION AGREEMENT

Special Provisions for Options for Participants Outside the U.S.

This Exhibit A-1 (this “Appendix”) includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Stock Option Agreement (the “Agreement”) and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit A-1 without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his/her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of April 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his/her country may apply to his/her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Participant.

BELGIUM

The following section is added as Section 4.13 of the Agreement:

4.13    Special Terms and Conditions for Belgium. The following shall only apply if Participant is based in Belgium:

(a) Tax Considerations. The Option must be accepted within sixty (60) days from receipt of this Agreement. Participant should also consult a personal tax advisor with respect to accepting the Option and completing the additional forms.

(b) Tax Reporting Information. Participant is required to report any taxable income attributable to the Option on his or her annual tax return. Participant is required to report any security or bank account (including brokerage accounts) he or she maintains outside of Belgium on his or her annual tax return.

* * * * *

A-1-1

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

Form of Exercise Notice

Effective as of today,             ,        , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase Shares of Aligos Therapeutics, Inc. (the “Company”) under and pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated             ,        , (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Certificate to be issued or book entry to be made in name of:

Cash Payment delivered herewith:	$ (representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:     ☐ Incentive Stock Option ☐ Non-Qualified Stock Option

1.    Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan, the Grant Notice and the Option Agreement (including all attachments and exhibits thereto, if applicable). Participant agrees to abide by and be bound by their terms and conditions. To the extent the Shares are issued in uncertificated form, Participant also acknowledges and agrees that this Exercise Notice constitutes the notice required by Section 151(f) of the Delaware General Corporation Law.

2.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.    Restrictive Legends and Stop-Transfer Orders.

3.1    Legends. Participant understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by foreign, state or federal securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR REGULATION S UNDER THE ACT (AS APPLICABLE), OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE PLAN PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

3.2    Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3.3    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

3.4    To the extent the Shares are issued in uncertificated form, this Section 3 provides Participant with notice that the Shares are subject to the aforementioned restrictions in satisfaction of the notice requirement set forth in Section 151(f) of the Delaware General Corporation Law.

4.    Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 4.2 of the Option Agreement.

5.    Lock-Up Period. Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common

Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the 180 day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 5.

6.    Further Instruments. Participant hereby agrees to execute such further instruments, including, without limitation, the Investment Representation Statement in the form attached hereto as Exhibit B-1, and to take such further action as the Company determines are reasonably necessary to carry out the purposes and intent of this Agreement.

7.    Entire Agreement. The Plan, the Grant Notice, the Investment Representation Statement in the form attached hereto as Exhibit B-1, the Option Agreement (including all attachments and exhibits thereto, if applicable) and any written employment agreement (including an offer letter) between Participant and Participant’s employing or service entity providing for acceleration of vesting of equity awards upon certain events are incorporated herein by reference. This Agreement, the Grant Notice, the Plan, the Investment Representation Statement in the form attached hereto as Exhibit B-1, the Option Agreement (including all attachments and exhibits thereto, if applicable) and any written employment agreement (including an offer letter) between Participant and Participant’s employing or service entity providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

ACCEPTED BY: ALIGOS THERAPEUTICS, INC.	SUBMITTED BY PARTICIPANT:

By:	By:
Print Name:	Print Name:
Address:

EXHIBIT B-1

TO EXERCISE NOTICE

Investment Representation Statement

PARTICIPANT:

COMPANY      :         Aligos Therapeutics, Inc.

SECURITY      :         Common Stock

AMOUNT        :

DATE               :

In connection with the purchase of the above-listed shares of Common Stock (the “Securities”) of Aligos Therapeutics, Inc. (the “Company”), the undersigned (“Participant”) represents to the Company the following:

1.    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”).

2.    Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the United States Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that any certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.

3.    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of

B-1-1

“restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), 90 days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as such term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which, effective as of February 15, 2008, requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently hold the Securities less than one year, the satisfaction of the conditions set forth in section (2) of the paragraph immediately above.

4.    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, Regulation S, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the United States Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

5.    If Participant is not a U.S. person as defined in Rule 902 under the Securities Act, Participant understands that the issuance of the Securities may be made in reliance upon Participant’s representation to the Company, and by execution of this Investment Representation Statement, Participant hereby confirms, that: (i) Participant is not a U.S. person as such term is defined in Rule 902 under the Securities Act; (ii) the Securities will be acquired for investment for Participant’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident, and that such Participant has no present intention of selling, granting any participation in, or otherwise

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distributing the same; and (iii) Participant agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. By executing this Investment Representation Statement, Participant further represents that Participant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States resident, with respect to any of the Securities. If Participant is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Participant hereby represents that he/she has satisfied himself/herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Participant’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Participant’s jurisdiction.

Signature of Participant:

Date: ,

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